Filed pursuant to Rule 424(b)(5)

Registration Statement Nos. 333-283578 and 333-283578-05

World Omni Auto Receivables Trust 2026-A
Issuing Entity

(CIK: 0002104367)

World Omni Auto Receivables LLC Depositor (CIK: 0001083199)	World Omni Financial Corp. Servicer and Sponsor (CIK: 0001004150)

$1,236,870,000 ASSET-BACKED NOTES

This supplement dated May 7, 2026 (this “Supplement”), to the prospectus dated February 9, 2026 (the “Final Prospectus”), is being filed for the sole purpose of filing Exhibit 107 (a/k/a “EX-Filing Fees”) which was inadvertently omitted at the time of filing the Final Prospectus on February 11, 2026. The Final Prospectus is a final prospectus for the related offering. Capitalized terms used and not defined in this Supplement have the meanings assigned to them in the Final Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners of the Class A Notes

MUFG	BofA Securities	TD Securities	US Bancorp

Co-Managers of the Class A Notes

Barclays	Comerica Securities	Siebert Williams Shank

Underwriters of the Class B Notes and the Class C Notes

MUFG	BofA Securities	TD Securities	US Bancorp